Exhibit 99.1

CTG Elects James R. Helvey III to Chair of the Board of Directors

BUFFALO, N.Y., September 16, 2021 – CTG (NASDAQ: CTG), a leading provider of digital IT services and solutions in North America and Western Europe, today announced the election of James “Jay” R. Helvey III as Chair of the CTG Board of Directors. He succeeds Daniel J. Sullivan, who retired today as Chair in accordance with the Company’s Board retirement age guidelines.

“We are delighted to welcome Jay as CTG’s new Chair,” said David H. Klein, independent director and Chair of the Nominating and Corporate Governance Committee of the CTG Board. “Consistent with the Board’s succession planning process, our committee with consultation from the Board has been preparing for this transition of leadership, and we are confident Jay’s deep understanding of CTG’s business and operations, significant financial expertise and his extensive Board experience equip him well to serve as CTG’s Chair.”

Mr. Klein continued, “On behalf of the Board, management team and employees of CTG, we are immensely grateful to Dan for his leadership and stewardship over the course of nearly two decades of service on the Board, and we wish him the best in his retirement from CTG’s board.”

“It is an honor to be elected Chair of the Board and to succeed Dan in this role,” Mr. Helvey said. “Since joining the Board in 2015 and serving as Chair of the Audit Committee, I have gained a comprehensive understanding of CTG’s history, its current strategy as an IT solutions provider, and the power of its digital offerings. As the Company continues to execute on its mission to accelerate the digital transformations of our clients, the Board and management team remain focused on increased margins and profitability toward the goal of creating long-term, sustainable value for our shareholders.”

About James R. Helvey III

Mr. Helvey is the co-founder and managing partner of Cassia Capital Partners, LLC, a registered investment advisor founded in 2011. Prior to Cassia, Mr. Helvey was a partner and the Risk Management Officer for CMT Asset Management Limited, a private investment firm. He also served as Chairman and Chief Executive Officer of Cygnifi Derivatives Services, LLC, an online derivatives services provider, from 2000 to 2002. Earlier in his career, Mr. Helvey served in a range of senior roles at J.P. Morgan & Co., including Vice Chairman of its Risk Management Committee, Chair of its Liquidity Committee and Global Head of Derivative Counterparty Risk Management.

Mr. Helvey is a Director on the Boards of Coca-Cola Bottling Co. Consolidated, Verger Capital Management LLC, and Piedmont Federal Savings Bank (Audit Chair). He also served on the Board of Trustees of Wake Forest University and the Wake Forest Baptist Medical Center. Mr. Helvey previously served as a Director of Pike Corporation, an energy solutions provider. He graduated magna cum laude with honors from Wake Forest University, was a Fulbright Scholar at the University of Cologne in Germany and received a Master’s degree in international finance and banking from Columbia University’s School of International and Public Affairs, where he was an International Fellow.

About CTG

CTG (NASDAQ: CTG) is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on improved data-driven decision making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and performance expectations for 2021 and beyond and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company, which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, and other similar words identify forward-looking statements. These statements are based upon the Company’s current expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors and risks, including among others, the effects of the COVID-19 pandemic and the regulatory, social and business responses thereto on the Company’s business, operations, employees, contractors and clients, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between solutions and staffing, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s Form 10-K for the year ended December 31, 2020, including the uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other reports, including but not limited to subsequent quarterly reports on Form 10-Q, that may be filed from time to time with the Securities and Exchange Commission and may be obtained through the Securities and Exchange Commission’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at www.sec.gov.

Investors and Media:

John M. Laubacker, Chief Financial Officer

+1 716 887 7368